UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2023

AMNEAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38485	32-0546926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Blvd

Bridgewater, NJ 08807

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 947-3120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amended Term Loan Credit Agreement

As previously disclosed, on May 4, 2018, Amneal Pharmaceuticals LLC (the “Company”), a subsidiary of Amneal Pharmaceuticals, Inc. (the “Corporation”), entered into a Term Loan Credit Agreement (the “Existing Term Loan Credit Agreement”) by and among the Company, each of the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto (the “Existing Term Loan Lenders”) pursuant to which the Existing Term Loan Lenders extended term loans (the “Existing Term Loans”) to the Company in an aggregate original principal amount of $2,700,000,000.

On November 14, 2023, the Company, together with certain of the Existing Term Loan Lenders (the “Consenting Lenders”), entered in to an amendment to the Existing Term Loan Credit Agreement (the “Term Loan Amendment”), pursuant to which certain Existing Term Loans held by Consenting Lenders were exchanged on a dollar-for-dollar basis, at par, for the same principal amount of New Term Loans (as defined below) made (or deemed to be made) under the New Term Loan Credit Agreement (as defined below) and payment of the exchange fee set forth in the Term Loan Amendment (or refinanced with New Term Loans in a substantially equivalent manner by an affiliate of such Consenting Lender). The aggregate principal amount of Existing Term Loans subject to such exchange and refinancing was $2,133,914,933.46. In addition, and after giving effect to such exchange and refinancing, Existing Term Loans in the aggregate principal amount of $217,731,807.40 were prepaid on a pro rata basis with the proceeds of certain New Term Loans.

After giving effect to the Term Loan Amendment and the exchange and refinancing and prepayment referred to above, the aggregate principal amount of Existing Term Loans outstanding under the Existing Term Loan Credit Agreement is $191,979,259.14 and the aggregate principal amount of New Term Loans outstanding under the New Term Loan Credit Agreement is $2,351,646,740.86.

The Existing Term Loan amortizes in equal quarterly installments in an amount equal to 1.00% per annum of the original principal amount thereof, which payments have been reduced as a result of the exchange and refinancing transactions referred to above, with the remaining balance due at final maturity on May 4, 2025. Interest is payable on the Existing Term Loans at a rate equal to the term SOFR benchmark rate or the base rate, plus an applicable margin, in each case, subject to a term SOFR benchmark rate floor of 0.00% or a base rate floor of 1.00%, as applicable. The applicable margin for the Existing Term Loan is 3.50% per annum for term SOFR benchmark loans and 2.50% per annum for base rate loans, subject to a stepdown.

The foregoing description of the Term Loan Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Term Loan Amendment, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

New Term Loan Credit Agreement

On November 14, 2023, the Company entered into that certain Term Loan Credit Agreement (the “New Term Loan Credit Agreement”) among the Company, as borrower, the Consenting Lenders (or their relevant affiliates) (the financial institutions from time to time party thereto as lenders, collectively, the “New Term Loan Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

Term loans (the “New Term Loans”) were issued under the New Term Loan Credit Agreement in exchange for, or to refinance, certain Existing Term Loans held by Consenting Lenders, in accordance with the Term Loan Amendment, and thereafter to make a pro rata prepayment of Existing Term Loans, in each case as set forth above.

The New Term Loans are borrowed by the Company and will be guaranteed by certain wholly-owned subsidiaries of the Company that guarantee the Existing Term Loans (together with the Company, the “Loan Parties”).

The Loan Parties’ obligations under the New Credit Agreement are secured, subject to customary permitted liens and other agreed upon exceptions, by a perfected security interest in (i) all tangible and intangible assets of the Loan Parties, except for certain excluded assets, and (ii) all of the equity interests of the subsidiaries of the Loan Parties held by the Loan Parties (except for certain excluded subsidiaries and excluded assets and limited, in the case of the voting equity interests of certain foreign subsidiaries and certain domestic subsidiaries that hold no assets other than equity interests of foreign subsidiaries, to 65% of the voting equity interests of such subsidiaries).

The New Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Company and its restricted subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions. There are no financial covenants.

The New Credit Agreement contains events of default that are customary for a facility of this nature, including (subject in certain cases to grace periods and thresholds) non-payment of principal, non-payment of interest, fees or other amounts, material inaccuracy of representations and warranties, violation of covenants, cross-default to other material indebtedness, bankruptcy or insolvency events, failure of the collateral documents to create a valid and perfected security interest in any material portion of the collateral purported to be covered thereby, material judgment defaults and change of control, as specified in the New Credit Agreement. If an event of default occurs, the maturity of the New Term Loans may be accelerated.

The New Term Loan amortizes in equal quarterly installments in an amount equal to 2.50% per annum of the original principal amount thereof, with the remaining balance due at final maturity on May 4, 2028. Interest is payable on the New Term Loans at a rate equal to the term SOFR benchmark rate or the base rate, plus an applicable margin, in each case, subject to a term SOFR benchmark rate floor of 0.00% or a base rate floor of 1.00%, as applicable. The applicable margin for the New Term Loans is 5.50% per annum for term SOFR benchmark rate loans and 4.50% per annum for base rate loans.

The foregoing description of the New Term Loan Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the New Term Loan Credit Agreement, a copy of which is being filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Amended Revolving Credit Agreement

As previously disclosed, on June 2, 2022, the Company entered into a Revolving Credit Agreement (the “Existing Revolving Credit Agreement”) by and among the Company, each of the guarantors party thereto, Truist Bank, as administrative agent, and the other lenders party thereto (the “ABL Lenders”).

On November 14, 2023, the Company entered into an amendment to the Existing Revolving Credit Agreement (the “ABL Amendment”), pursuant to which certain ABL Lenders agreed to increase their commitments such that the aggregate revolving commitments are $600,000,000.

The ABL Amendment contains modifications to certain provisions of the Existing Revolving Credit Agreement including, without limitation, the representations and warranties, covenants and events of default under the Existing Revolving Credit Agreement, to conform such provisions to the corresponding provisions in the New Credit Agreement.

The maturity date of the ABL facility after the ABL Amendment is June 2, 2027, subject to a springing maturity in certain circumstances set forth in the ABL Amendment. Interest is payable on loans thereunder at a rate equal to the term SOFR benchmark rate or the base rate, plus an applicable margin, in each case, subject to a term SOFR benchmark rate floor of 0.00% or a base rate floor of 1.00%, as applicable. The applicable margin for such loans is between 1.25% per annum and 1.50% per annum for term SOFR benchmark rate loans and 0.25% per annum and 0.50% per annum for base rate loans, in each case based on historical utilization.

The foregoing description of the ABL Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the ABL Amendment, a copy of which is being filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 2 to Term Loan Credit Agreement, dated as of November 14, 2023, among Amneal Pharmaceuticals LLC, each of the lenders party thereto, and J.P. Morgan Chase Bank, N.A. as administrative agent and collateral agent.

10.2	Term Loan Credit Agreement, dated as of November 14, 2023, by and among Amneal Pharmaceuticals LLC, the lenders party thereto, J.P. Morgan Chase Bank, N.A. as administrative agent and collateral agent.

10.3	Amendment No. 1 to the Revolving Credit Agreement and Amendment No. 1 to the Collateral Agreement, dated November 14, 2023, by and among Amneal Pharmaceuticals LLC, the lenders party thereto from time to time and Truist Bank as administrative agent and collateral agent.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2023	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Anastasios Konidaris
	Name:	Anastasios Konidaris
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)